NEWS RELEASE

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D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

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October 28, 2024 GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS SOLID THIRD QUARTER 2024 EARNINGS

Jasper, Indiana: October 28, 2024 – German American Bancorp, Inc. (Nasdaq: GABC) reported solid third quarter earnings of $21.0 million, or $0.71 per share. This level of quarterly earnings reflected a linked quarter increase of $0.5 million, or approximately 3% on a per share basis, from 2024 second quarter earnings of $20.5 million or $0.69 per share.

Third quarter 2024 operating performance was highlighted by an expanding net interest margin, stable loan growth, continued strong credit metrics and controlled non-interest expense. The Company remained well-positioned at the end of third quarter 2024 with continued solid liquidity and strong capital ratios.

Net interest income for the third quarter of 2024 increased $2.6 million, or 6%, over linked second quarter net interest income. Net interest margin for the third quarter of 3.47% expanded by 13 basis points compared to linked second quarter 2024 of 3.34% as the earning asset yield increase of 15 basis points nicely outpaced a modest funding cost increase of 2 basis points. The earning asset yield increase resulted from continued upward pricing on new loan originations and repricing in the existing loan portfolio as well as improved yields related to the partial securities portfolio restructure, which was completed early in the third quarter. Although the Company continues to see competitive deposit pricing in the marketplace, the pace has moderated.

Third quarter 2024 total deposits decreased approximately $42.3 million, or 3%, on an annualized linked quarter basis compared to second quarter 2024, mostly as a result of the seasonal outflow of public fund deposits. Non-interest bearing accounts remained sequentially stable at 27% of total deposits.

During the third quarter of 2024, total loans increased $25.1 million, or 2.5%, on an annualized linked quarter basis, with all categories of loans showing growth with the exception of residential mortgage. Loan growth was negatively impacted by two outsized commercial loan payoffs resulting from business sales. The Company’s loan portfolio composition remained diverse with little commercial real estate office exposure. Credit metrics remained strong as non-performing assets were 0.15% of period end assets and non-performing loans totaled 0.24% of period end loans.

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.27 per share, which will be payable on November 20, 2024 to shareholders of record as of November 10, 2024.

D. Neil Dauby, German American’s Chairman & CEO stated, “We are extremely pleased to deliver yet another solid quarter of operating performance as German American positions itself for continued future growth. We are extremely excited about the long-term growth potential in connection with a normalizing yield curve, and the Company’s pending merger with Heartland BancCorp."

NEWS RELEASE

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D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

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Dauby continued, "Heartland is a premier community bank primarily operating within the high growth markets of Columbus, Ohio and on a smaller scale within the Greater Cincinnati Metropolitan Statistical Area. This acquisition is a strategically compelling and financially attractive opportunity that should drive long-term shareholder value in 2025 and beyond. It complements German American’s balance of rural, suburban and urban markets with its diverse foundation of core deposits and loans."

Dauby concluded "We are excited to continue expanding our unique style and brand of community banking throughout the Ohio Valley region. Thanks to the dedicated efforts of our relationship-focused team of professionals, we are confident that our strong community presence, healthy financial condition and disciplined approach to risk management and growth will continue to drive future shareholder value. We remain excited and committed to the vitality and growth of our Indiana, Kentucky and future Ohio communities."

Balance Sheet Highlights

Total assets for the Company totaled $6.260 billion at September 30, 2024, representing an increase of $44.0 million compared with June 30, 2024 and an increase of $255.2 million compared with September 30, 2023. The increase in total assets at September 30, 2024 compared with June 30, 2024 was largely related to an increase in available for sale securities and total loans, partially offset by a reduction of fed funds sold and other short-term investments. The increase at September 30, 2024 compared to September 30, 2023 was largely attributable to an increase in total loans and fed funds sold and other short-term investments, and an increase in the fair value of the securities portfolio.

Securities available-for-sale increased $174.2 million as of September 30, 2024 compared with June 30, 2024 and increased $71.0 million compared with September 30, 2023. The increase at September 30, 2024 in the available-for-sale securities portfolio compared with the end of the second quarter of 2024 was largely the result of the timing of the reinvestment of proceeds related to the portfolio restructuring transaction discussed below.

During June 2024, the Company commenced a securities portfolio restructuring transaction whereby available-for-sale securities totaling approximately $375 million in book value were identified to be sold. As of June 30, 2024, $175 million of securities had been sold with the remaining $200 million sold during early July 2024. The tax-equivalent yield on the bonds sold was approximately 3.12% with a duration of approximately 7 years. Approximately $80 million of the proceeds of the securities sold were reinvested as of June 30, 2024 with the remainder reinvested during the third quarter.

September 30, 2024 total loans increased $25.1 million, or 2.5% on an annualized basis, compared with June 30, 2024 and increased $175.8 million, or 4.5%, compared with September 30, 2023. The increase during the third quarter of 2024 compared with June 30, 2024 was broad-based across most segments of the portfolio. Overall growth was mitigated by somewhat outsized payoff activity in the Company's commercial real estate portfolio. Commercial and industrial loans increased $5.7 million, or 3% on an

NEWS RELEASE

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Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

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annualized basis, commercial real estate loans increased $7.5 million, or 1% on an annualized basis, while agricultural loans grew $3.7 million, or 4% on an annualized basis, and retail loans grew by $8.2 million, or 4% on an annualized basis.

The composition of the loan portfolio has remained relatively stable and diversified over the past several years, including 2024. The portfolio is most heavily weighted in commercial real estate loans at 54% of the portfolio, followed by commercial and industrial loans at 16% of the portfolio, and agricultural loans at 10% of the portfolio. The Company’s commercial lending is extended to various industries, including multi-family housing and lodging, agribusiness and manufacturing, as well as health care, wholesale, and retail services. The Company’s commercial real estate portfolio has limited exposure to office real estate, with office exposure totaling approximately 4% of the total loan portfolio.

End of Period Loan Balances	9/30/2024	6/30/2024	9/30/2023
(dollars in thousands)

Commercial & Industrial Loans	$670,104	$664,435	$665,892
Commercial Real Estate Loans	2,179,981	2,172,447	2,076,962
Agricultural Loans	417,473	413,742	398,109
Consumer Loans	439,382	424,647	396,000
Residential Mortgage Loans	362,415	368,997	356,610
	$4,069,355	$4,044,268	$3,893,573

The Company’s allowance for credit losses totaled $44.1 million at September 30, 2024, $43.9 million at June 30, 2024 and $44.6 million at September 30, 2023. The allowance for credit losses represented 1.09% of period-end loans at September 30, 2024, 1.09% of period-end loans at June 30, 2024 and 1.15% of period-end loans at September 30, 2023.
Non-performing assets totaled $9.7 million at September 30, 2024, $7.3 million at June 30, 2024 and $12.4 million at September 30, 2023. Non-performing assets represented 0.15% of total assets at September 30, 2024, 0.12% at June 30, 2024 and 0.21% at September 30, 2023. Non-performing loans represented 0.24% of total loans at September 30, 2024, 0.18% at June 30, 2024 and 0.32% at September 30, 2023.

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

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Non-performing Assets
(dollars in thousands)
	9/30/2024	6/30/2024	9/30/2023
Non-Accrual Loans	$9,701	$6,583	$11,206
Past Due Loans (90 days or more)	—	706	1,170
Total Non-Performing Loans	9,701	7,289	12,376
Other Real Estate	—	33	24
Total Non-Performing Assets	$9,701	$7,322	$12,400

September 30, 2024 total deposits declined $42.3 million, or 3% on an annualized basis, compared to June 30, 2024 and increased $135.4 million, or 3%, compared with September 30, 2023. The decline at September 30, 2024 compared to June 30, 2024 was largely attributable to seasonal outflows of public entity funds. The Company has continued to see customer movement from both interest bearing and non-interest bearing transactional accounts to time deposits due primarily to a higher interest rate environment. Non-interest bearing deposits have remained relatively stable as a percent of total deposits with September 30, 2024 and June 30, 2024 non-interest deposits each totaling 27% of total deposits while non-interest deposits totaled 29% at September 30, 2023.

End of Period Deposit Balances	9/30/2024	6/30/2024	9/30/2023
(dollars in thousands)

Non-interest-bearing Demand Deposits	$1,406,405	$1,448,467	$1,502,175
IB Demand, Savings, and MMDA Accounts	2,955,306	2,984,571	2,932,180
Time Deposits < $100,000	349,824	348,025	269,829
Time Deposits > $100,000	559,744	532,494	431,687
	$5,271,279	$5,313,557	$5,135,871

At September 30, 2024, the capital levels for the Company and its subsidiary bank, German American Bank (the “Bank”), remained well in excess of the minimum amounts needed for capital adequacy purposes and the Bank’s capital levels met the necessary requirements to be considered well-capitalized.

NEWS RELEASE

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D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

5 of 16

	9/30/2024 Ratio	6/30/2024 Ratio	9/30/2023 Ratio
Total Capital (to Risk Weighted Assets)
Consolidated	17.22%	16.78%	16.21%
Bank	15.28%	14.52%	14.83%
Tier 1 (Core) Capital (to Risk Weighted Assets)
Consolidated	15.76%	15.19%	14.66%
Bank	14.46%	13.72%	14.10%
Common Tier 1 (CET 1) Capital Ratio (to Risk Weighted Assets)
Consolidated	15.04%	14.49%	13.95%
Bank	14.46%	13.72%	14.10%
Tier 1 Capital (to Average Assets)
Consolidated	12.30%	11.92%	11.70%
Bank	11.29%	10.78%	11.26%

Results of Operations Highlights – Quarter ended September 30, 2024

Net income for the third quarter of 2024 totaled $21,048,000, or $0.71 per share, an increase of 3% on a per share basis, compared with the second quarter of 2024 net income of $20,530,000, or $0.69 per share, and a decline of 3% on a per share basis compared with the third quarter of 2023 net income of $21,451,000, or $0.73 per share.

Net income for the second quarter of 2024 was impacted by the Company's sale of the assets of its wholly-owned subsidiary German American Insurance, Inc. (“GAI”). The all-cash transaction sale price totaled $40 million, and resulted in an after-tax gain, net of transaction costs, of approximately $27,476,000, or $0.93 per share. Net income for the second quarter of 2024 was also impacted by the aforementioned securities portfolio restructuring transaction whereby available securities totaling approximately $375 million in book value were identified to be sold. The approximate loss on these securities totaled $34,893,000, $27,189,000 after tax, or $0.92 per share, and was included in earnings for the second quarter of 2024.

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

6 of 16

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30, 2024			June 30, 2024			September 30, 2023

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$164,154	$2,223	5.39%	$180,595	$2,383	5.31%	$20,243	$199	3.91%
Securities	1,490,807	12,157	3.26%	1,505,807	11,224	2.98%	1,596,653	11,677	2.93%
Loans and Leases	4,052,673	61,424	6.03%	4,022,612	59,496	5.95%	3,855,586	55,343	5.70%
Total Interest Earning Assets	$5,707,634	$75,804	5.29%	$5,709,014	$73,103	5.14%	$5,472,482	$67,219	4.88%

Liabilities
Demand Deposit Accounts	$1,411,377			$1,421,710			$1,524,682
IB Demand, Savings, and
MMDA Accounts	$2,970,716	$13,836	1.85%	$3,049,511	$14,006	1.85%	$2,973,909	$10,601	1.41%
Time Deposits	888,639	9,539	4.27%	881,880	9,379	4.28%	640,992	4,977	3.08%
FHLB Advances and Other Borrowings	191,548	2,684	5.57%	182,960	2,221	4.88%	219,371	2,505	4.53%
Total Interest-Bearing Liabilities	$4,050,903	$26,059	2.56%	$4,114,351	$25,606	2.50%	$3,834,272	$18,083	1.87%

Cost of Funds			1.82%			1.80%			1.31%
Net Interest Income		$49,745			$47,497			$49,136
Net Interest Margin			3.47%			3.34%			3.57%

During the third quarter of 2024, net interest income, on a non tax-equivalent basis, totaled $48,594,000, an increase of $2,623,000, or 6%, compared to the second quarter of 2024 net interest income of $45,971,000 and an increase of $1,035,000, or 2%, compared to the third quarter of 2023 net interest income of $47,559,000.

The increase in net interest income during the third quarter of 2024 compared with the second quarter of 2024 was primarily driven by an improved net interest margin. The improvement in net interest income during the third quarter of 2024 compared with the third quarter of 2023 was primarily attributable to a higher level of earning assets, most notably an increased loan portfolio, partially offset by a lower net interest margin.

The tax-equivalent net interest margin for the quarter ended September 30, 2024 was 3.47% compared with 3.34% in the second quarter of 2024 and 3.57% in the third quarter of 2023. The improvement in the net interest margin during the third quarter of 2024 compared with the second quarter of 2024 was largely driven by an increased yield on earning assets and relative stability in the Company's cost of funds. The

NEWS RELEASE

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D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

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improvement in earning asset yields was driven by continued upward repricing of the loan portfolio and improved yields on the securities related to the previously discussed portfolio restructuring transaction.

The decline in the net interest margin in the third quarter of 2024 compared with the same period of 2023 was largely driven by the increased cost of funds, which as previously mentioned stabilized in the third quarter of 2024, and a lower level of accretion of loan discounts on acquired loans. The cost of funds has continued to move higher over the past year due to competitive deposit pricing in the marketplace, customers actively looking for yield opportunities within and outside the banking industry, and a continued shift in the Company’s deposit composition to a higher level of time deposits.

The Company’s net interest margin and net interest income have been impacted by accretion of loan discounts on acquired loans. Accretion of discounts on acquired loans totaled $237,000 during the third quarter of 2024, $293,000 during the second quarter of 2024 and $1,288,000 during the third quarter of 2023. Accretion of loan discounts on acquired loans contributed approximately 2 basis points to the net interest margin in both the second and third quarters of 2024 and 9 basis points in the third quarter of 2023.

During both the second and third quarters of 2024 the Company recorded a provision for credit losses of $625,000 and a provision of $900,000 in the third quarter of 2023. Net charge-offs totaled $447,000, or 4 basis points on an annualized basis, of average loans outstanding during the third quarter of 2024 compared with $433,000, or 4 basis points on an annualized basis, of average loans during the second quarter of 2024 and compared with $520,000, or 5 basis points, of average loans during the third quarter of 2023.

During the quarter ended September 30, 2024, non-interest income totaled $13,801,000, a decline of $5,122,000 or 27%, compared with the second quarter of 2024 and a decline of $1,003,000, or 7%, compared with the third quarter of 2023. The second quarter of 2024 non-interest income was positively impacted by approximately $38,323,000 related to the net proceeds of the sale of the GAI assets and negatively impacted by $34,893,000 related to the net loss recognized on the securities restructuring transaction. In addition, the comparisons were further impacted by the sale of the GAI assets with no insurance revenues recognized in the third quarter of 2024, two months of insurance revenues in the second quarter of 2024 and three months in the third quarter of 2023.

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

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	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	9/30/2024	6/30/2024	9/30/2023
(dollars in thousands)

Wealth Management Fees	$3,580	$3,783	$2,957
Service Charges on Deposit Accounts	3,330	3,093	2,982
Insurance Revenues	—	1,506	2,065
Company Owned Life Insurance	476	525	446
Interchange Fee Income	4,390	4,404	4,470
Sale of Assets of German American Insurance	—	38,323	—
Other Operating Income	1,251	1,213	1,270
Subtotal	13,027	52,847	14,190
Net Gains on Sales of Loans	704	969	614
Net Gains (Losses) on Securities	70	(34,893)	—
Total Non-interest Income	$13,801	$18,923	$14,804

Wealth management fees declined $203,000, or 5%, during the third quarter of 2024 compared with the second quarter of 2024 and increased $623,000, or 21%, compared with the third quarter of 2023. The decline during the third quarter of 2024 compared with the second quarter of 2024 was largely attributable to seasonal fees related to tax return preparation in the second quarter of 2024. The increase during the third quarter of 2024 compared with the third quarter of 2023 was driven by increased assets under management due to healthy capital markets and continued strong new business results.

Service charges on deposit accounts increased $237,000, or 8%, during the quarter ended September 30, 2024 compared with the second quarter of 2024 and increased $348,000, or 12% compared with the third quarter of 2023. The increase during the third quarter of 2024 compared with both the second quarter of 2024 and third quarter of 2023 was largely related increased customer utilization of deposit services.

Insurance revenues declined $1,506,000 during the quarter ended September 30, 2024, compared with the second quarter of 2024 and declined $2,065,000 compared with the third quarter of 2023. The decline in insurance revenues was the result of the sale of the assets of GAI effective June 1, 2024, with no revenue recognized in the third quarter of 2024 and only two months of revenue recognized by the Company during the second quarter of 2024.

Net gains on sales of loans declined $265,000, or 27%, during the third quarter of 2024 compared with the second quarter of 2024 and increased $90,000, or 15%, compared with the third quarter of 2023. The decline during the third quarter of 2024 compared with the second quarter of 2024 was largely related to fair value adjustments on commitments to sell loans, partially offset by a higher volume of sales. Loan sales totaled $40.3 million during the third quarter of 2024 compared with $33.0 million during the second quarter of 2024 and $33.8 million during the third quarter of 2023.

NEWS RELEASE

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D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

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During the quarter ended September 30, 2024, non-interest expense totaled $36,126,000, a decline of $1,548,000, or 4%, compared with the second quarter of 2024, and an increase of $705,000, or 2%, compared with the third quarter of 2023. The decline in non-interest expense during the third quarter of 2024 compared with the second quarter of 2024 was primarily related to the GAI asset sale. The second quarter of 2024 included two months of operating expense for GAI and professional fees related to the GAI asset sale.

Non-interest expenses were impacted during both the second and third quarters of 2024 by the pending merger transaction with Heartland BancCorp (“Heartland”). Merger-related transaction costs totaled approximately $747,000 during the third quarter of 2024 and $425,000 during the second quarter of 2024.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	9/30/2024	6/30/2024	9/30/2023
(dollars in thousands)

Salaries and Employee Benefits	$19,718	$20,957	$20,347
Occupancy, Furniture and Equipment Expense	3,880	3,487	3,691
FDIC Premiums	755	710	700
Data Processing Fees	3,156	3,019	2,719
Professional Fees	1,912	3,462	1,229
Advertising and Promotion	941	909	1,278
Intangible Amortization	484	532	685
Other Operating Expenses	5,280	4,598	4,772
Total Non-interest Expense	$36,126	$37,674	$35,421

Salaries and benefits declined $1,239,000, or 6%, during the quarter ended September 30, 2024 compared with the second quarter of 2024 and declined $629,000, or 3%, compared with the third quarter of 2023. The decline in salaries and benefits during the third quarter of 2024 compared with both the second quarter of 2024 and third quarter of 2023 was primarily due to a lower level of full-time equivalent employees resulting from the sale of the assets of GAI during the second quarter of 2024.

Occupancy, furniture and equipment expense increased $393,000, or 11%, during the third quarter of 2024 compared with the second quarter of 2024 and increased $189,000, or 5%, compared to the third quarter of 2023. The increase during the third quarter of 2024 compared with the second quarter of 2024 was largely due to general repairs and maintenance costs, higher property tax expense and higher seasonal utilities costs.

Data processing fees increased $137,000, or 5%, during the third quarter of 2024 compared with the second quarter of 2024 and increased $437,000, or 16%, compared with the third quarter of 2023. The increase

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D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

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during the third quarter of 2024 compared with the third quarter of 2023 was largely driven by costs associated with enhancements to the Company’s digital banking systems.

Professional fees declined $1,550,000, or 45%, in the third quarter of 2024 compared with the second quarter of 2024 and increased $683,000, or 56%, compared with the third quarter of 2023. The decline during the third quarter of 2024 compared with the second quarter of 2024 was largely attributable to the professional fees associated with the sale of assets of GAI. The increase during the third quarter of 2024 compared with the same period of 2023 was primarily attributable to professional fees associated with the pending merger transaction with Heartland.

Other operating expense increased $682,000, or 15%, in the third quarter of 2024 compared with the second quarter of 2024 and increased $508,000, or 11%, compared with the third quarter of 2023. The increase during the third quarter of 2024 compared with both the second quarter of 2024 and the third quarter of 2023 was largely attributable to increased director compensation, increased loan collection costs and changes in the liability for unfunded loan commitments.

About German American

German American Bancorp, Inc. is a Nasdaq-listed (symbol: GABC) financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 74 banking offices in 20 contiguous southern Indiana counties and 14 counties in Kentucky.

Additional Information About the Merger and Where to Find It

The proposed merger of Heartland BancCorp (“Heartland”) with and into German American Bancorp, Inc. (“German American”) will be submitted to both the German American and Heartland shareholders for their consideration. In connection with the proposed merger, on September 6, 2024, German American filed a Registration Statement on Form S-4 (SEC File No. 333-261869) with the U.S. Securities and Exchange Commission (“SEC”) that includes a joint proxy statement for German American and Heartland and a prospectus for German American and other relevant documents concerning the proposed merger. A definitive joint proxy statement/prospectus has been sent to the shareholders of German American and Heartland. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. You may obtain a copy of the joint proxy statement/prospectus, as well as other filings containing information about German American, without

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Bradley M Rust, President and Chief Financial Officer
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charge, at the SEC’s website (http://www.sec.gov) or by accessing German American’s website (http://www.germanamerican.com) under the tab “Investor Relations” and then under the heading “Financial Information”. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Bradley C. Arnett, Investor Relations, German American Bancorp, Inc., 711 Main Street, Box 810, Jasper, Indiana 47546, telephone 812-482-1314 or to Jennifer Eckert, Investor Relations, Heartland BancCorp, 430 North Hamilton Road, Whitehall, Ohio 43213, telephone 614-337-4600.

German American and Heartland and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of German American and Heartland in connection with the proposed merger. Information about the directors and executive officers of German American is set forth in the proxy statement for German American’s 2024 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 21, 2024, which information has been updated by German American from time to time in subsequent filings with the SEC. Information about the directors and executive officers of Heartland is set forth in the joint proxy statement/prospectus relating to the proposed merger. Additional information about the interests of those participants and other persons who may be deemed participants in the transaction may also be obtained by reading the joint proxy statement/prospectus relating to the proposed merger. Free copies of this document may be obtained as described above.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions.

These forward-looking statements include, but are not limited to, statements relating to German American’s goals, intentions and expectations; statements regarding German American’s business plan and growth strategies; statements regarding the asset quality of German American’s loan and investment portfolios; and the expected timing and benefits of the Merger, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger; and estimates of German American’s risks and future costs and benefits, whether with respect to the Merger or otherwise.

Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include:

a.changes in interest rates and the timing and magnitude of any such changes;

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b.unfavorable economic conditions, including a prolonged period of inflation, and the resulting adverse impact on, among other things, credit quality;
c. the soundness of other financial institutions and general investor sentiment regarding the stability of financial institutions;
d. changes in our liquidity position;
e. the impacts of epidemics, pandemics or other infectious disease outbreaks;
f.    changes in competitive conditions;
g.    the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies;
h.    changes in customer borrowing, repayment, investment and deposit practices;
i.    changes in fiscal, monetary and tax policies;
j.    changes in financial and capital markets;
k.    capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by German American of outstanding debt or equity securities;
l.    risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base or employee base of the acquired institution or branches, and difficulties in integration of the acquired operations;

m.    factors driving credit losses on investments;

n.    the impact, extent and timing of technological changes;
o.    potential cyber-attacks, information security breaches and other criminal activities;
p.    litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future;
q.    actions of the Federal Reserve Board;
r.    changes in accounting principles and interpretations;
s.    potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to German American’s banking subsidiary;
t.    actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms;
u.    impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations;
v.    the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends;

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

13 of 16

w. with respect to the Merger: (i) failure to obtain necessary regulatory approvals when expected or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), or the failure of either company to satisfy any of the other closing conditions to the transaction on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; and (iii) the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies, unexpected credit quality problems of the acquired loans or other assets, or unexpected attrition of the customer base of the acquired institution or branches, or as a result of the strength of the economy, competitive factors in the areas where German American and Heartland do business, or as a result of other unexpected factors or events; and
x.    other risk factors expressly identified in German American’s cautionary language included under the headings “Forward-Looking Statements and Associated Risk” and “Risk Factors” in German American’s Annual Report on Form 10-K for the year ended December 31, 2023, and other documents subsequently filed by German American with the SEC.

Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of German American. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30, 2024	June 30, 2024	September 30, 2023
ASSETS
Cash and Due from Banks	$77,652	$70,418	$72,063
Short-term Investments	118,403	259,401	60,856
Investment Securities	1,548,347	1,374,165	1,477,309

Loans Held-for-Sale	9,173	15,419	7,085

Loans, Net of Unearned Income	4,061,149	4,037,127	3,887,550
Allowance for Credit Losses	(44,124)	(43,946)	(44,646)
Net Loans	4,017,025	3,993,181	3,842,904

Stock in FHLB and Other Restricted Stock	14,488	14,530	14,763
Premises and Equipment	105,419	105,651	111,252
Goodwill and Other Intangible Assets	183,548	184,095	187,373
Other Assets	186,852	200,063	232,061
TOTAL ASSETS	$6,260,907	$6,216,923	$6,005,666

LIABILITIES
Non-interest-bearing Demand Deposits	$1,406,405	$1,448,467	$1,502,175
Interest-bearing Demand, Savings, and Money Market Accounts	2,955,306	2,984,571	2,932,180
Time Deposits	909,568	880,519	701,516
Total Deposits	5,271,279	5,313,557	5,135,871

Borrowings	204,153	166,644	286,193
Other Liabilities	40,912	48,901	45,210
TOTAL LIABILITIES	5,516,344	5,529,102	5,467,274

SHAREHOLDERS’ EQUITY
Common Stock and Surplus	421,262	420,434	418,530
Retained Earnings	498,340	485,256	447,475
Accumulated Other Comprehensive Income (Loss)	(175,039)	(217,869)	(327,613)
SHAREHOLDERS’ EQUITY	744,563	687,821	538,392

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,260,907	$6,216,923	$6,005,666

END OF PERIOD SHARES OUTSTANDING	29,679,466	29,679,248	29,575,451

TANGIBLE BOOK VALUE PER SHARE (1)	$18.90	$16.97	$11.87

(1) Tangible Book Value per Share is defined as Total Shareholders’ Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
INTEREST INCOME
Interest and Fees on Loans	$61,140	$59,230	$55,196	$178,196	$156,459
Interest on Short-term Investments	2,223	2,383	199	4,905	1,204
Interest and Dividends on Investment Securities	11,290	9,964	10,247	31,387	31,982
TOTAL INTEREST INCOME	74,653	71,577	65,642	214,488	189,645

INTEREST EXPENSE
Interest on Deposits	23,375	23,385	15,578	67,749	37,906
Interest on Borrowings	2,684	2,221	2,505	7,180	6,913
TOTAL INTEREST EXPENSE	26,059	25,606	18,083	74,929	44,819

NET INTEREST INCOME	48,594	45,971	47,559	139,559	144,826
Provision for Credit Losses	625	625	900	2,150	2,550
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	47,969	45,346	46,659	137,409	142,276

NON-INTEREST INCOME
Net Gains on Sales of Loans	704	969	614	2,424	1,831
Net Gains (Losses) on Securities	70	(34,893)	—	(34,788)	40
Other Non-interest Income	13,027	52,847	14,190	80,910	42,796
TOTAL NON-INTEREST INCOME	13,801	18,923	14,804	48,546	44,667

NON-INTEREST EXPENSE
Salaries and Benefits	19,718	20,957	20,347	61,853	62,296
Other Non-interest Expenses	16,408	16,717	15,074	48,685	46,467
TOTAL NON-INTEREST EXPENSE	36,126	37,674	35,421	110,538	108,763

Income before Income Taxes	25,644	26,595	26,042	75,417	78,180
Income Tax Expense	4,596	6,065	4,591	14,817	13,799

NET INCOME	$21,048	$20,530	$21,451	$60,600	$64,381

BASIC EARNINGS PER SHARE	$0.71	$0.69	$0.73	$2.04	$2.18
DILUTED EARNINGS PER SHARE	$0.71	$0.69	$0.73	$2.04	$2.18

WEIGHTED AVERAGE SHARES OUTSTANDING	29,679,464	29,667,770	29,573,461	29,649,020	29,551,558
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	29,679,464	29,667,770	29,573,461	29,649,020	29,551,558

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Nine Months Ended
		September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.35%	1.32%	1.43%	1.31%	1.42%
	Annualized Return on Average Equity	11.97%	12.64%	14.36%	12.06%	14.47%
	Annualized Return on Average Tangible Equity (1)	16.20%	17.67%	20.95%	16.66%	21.21%
	Net Interest Margin	3.47%	3.34%	3.57%	3.39%	3.63%
	Efficiency Ratio (2)	56.15%	36.66%	54.33%	47.95%	54.84%
	Net Overhead Expense to Average Earning Assets (3)	1.56%	1.31%	1.51%	1.46%	1.55%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.04%	0.04%	0.05%	0.06%	0.07%
	Allowance for Credit Losses to Period End Loans	1.09%	1.09%	1.15%
	Non-performing Assets to Period End Assets	0.15%	0.12%	0.21%
	Non-performing Loans to Period End Loans	0.24%	0.18%	0.32%
	Loans 30-89 Days Past Due to Period End Loans	0.28%	0.32%	0.33%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$6,216,284	$6,230,676	$6,003,069	$6,183,231	$6,038,423
	Average Earning Assets	$5,707,634	$5,709,014	$5,472,482	$5,669,302	$5,510,292
	Average Total Loans	$4,052,673	$4,022,612	$3,855,586	$4,015,973	$3,805,903
	Average Demand Deposits	$1,411,377	$1,421,710	$1,524,682	$1,419,745	$1,568,348
	Average Interest Bearing Liabilities	$4,050,903	$4,114,351	$3,834,272	$4,046,128	$3,831,030
	Average Equity	$703,377	$649,886	$597,375	$670,136	$593,270

	Period End Non-performing Assets (4)	$9,701	$7,322	$12,400
	Period End Non-performing Loans (5)	$9,701	$7,289	$12,376
	Period End Loans 30-89 Days Past Due (6)	$11,501	$12,766	$12,673

	Tax-Equivalent Net Interest Income	$49,745	$47,497	$49,136	$143,881	$149,690
	Net Charge-offs during Period	$447	$433	$520	$1,791	$2,072

(1)	Average Tangible Equity is defined as Average Equity less Average Goodwill and Other Intangibles.
(2)	Efficiency Ratio is defined as Non-interest Expense less Intangible Amortization divided by the sum of Net Interest Income, on a tax-equivalent basis, and Non-interest Income less Net Gains (Losses) on Securities.
(3)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(4)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Other Real Estate Owned.
(5)	Non-performing loans are defined as Non-accrual Loans and Loans Past Due 90 days or more.
(6)	Loans 30-89 days past due and still accruing.